Exhibit 4.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.

AMMO, INC.

8% UNSECURED CONVERTIBLE PROMISSORY NOTE

Principal Amount:	$______

Original Issue Date:	November 5, 2020

Interest:	8% per annum

Payment Obligations:	Interest only payments for 24 months; any unpaid principal and interest due and payable on the Maturity Date.

THIS 8.0% UNSECURED CONVERTIBLE NOTE (this “Note “) is issued, dated, and effective as of the Original Issue Date set forth above by Ammo, Inc., a Delaware corporation (the “Company”), having its principal place of business at 7681 E. Gray Road, Scottsdale, Arizona 85260, to [___________] (together with its successors and permitted assigns, the “Holder”), pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company promises to pay the aggregate unpaid Principal Amount under this Note set forth above (the “Principal Amount”) and any unpaid Interest to the Holder on the two (2) year anniversary of this Note (the “Maturity Date”), and to pay interest to the Holder on the aggregate then outstanding Principal Amount in accordance with the provisions of this Note.

1. Payment of Principal and Interest. Payment of principal and any accrued but unpaid interest are to be made on or before the Maturity Date at the address of Holder set forth on the signature page of this Note or at such other place as Holder designates to the Company in writing.

(a) Interest Rate. Interest shall accrue daily on the outstanding Principal Amount of this Note at a rate per annum equal to eight percent (8.0%) (“Interest”).

(b) Payment of Interest. The Company shall pay to the Holder any accrued interest on the aggregate unconverted and then outstanding Principal Amount of this Note on a monthly basis, beginning on November __, 2020 an continuing for a period of 24 months ending on the Maturity Date..

(c) Interest Calculations. Interest shall be calculated on the basis of a three hundred sixty five (365)-day year, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made or until such Principal Amount and interest have been duly converted. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note.

(d) Prepayment. This Note may be prepaid by the Company at any time following the Original Issuance Date on seven (7) day’s prior written notice to the Holder. If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount equal to the outstanding principal amount of the Note plus any Interest validly accrued and not paid by the Company as of the date of prepayment.

2. Maturity. This Note shall mature automatically and the entire outstanding principal amount, together with all interest accrued under this Note, shall become due and payable on the two year anniversary of the Original Issue Date (“Maturity Date”), unless this Note, before such date, is converted into shares of common stock of the Company pursuant to Section 3 hereof.

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3. Conversion of Note.

(a) Conversion into Stock.

(i) Voluntary Conversion. At the option of the Holder, at any time after the period beginning 30 days after the Issue Date of this Note, the entire principal amount of this Note plus any accrued interest may be converted, in whole or in part, into fully paid and nonassessable shares of restricted common stock of the Company (“Conversion Shares”) at the Conversion Price (as defined herein). The number of such shares of common stock that Holder shall be entitled to receive, and shall receive, upon such Conversion shall be determined by dividing the aggregate amount of principal and accrued interest by the Conversion Price (as defined herein). Holder agrees to execute and deliver the form of Notice of Conversion attached hereto. Upon receipt by the Company of any such Notice of Conversion, the election to convert shall be irrevocable and the date the Notice of Conversion executed by the Holder shall be the “Conversion Date.”

(ii) Automatic Conversion. On the 180th day following the Maturity Date the entire unpaid Principal Amount under this Note shall be automatically converted into Conversion Shares at the Conversion Price (as defined herein).

(b) Conversion Price. The “Conversion Price” shall be $2.00 per share

(c) Mechanics of Conversion. No fractional shares of the Common Stock shall be issued upon Conversion of this Note. Upon the Note Maturity Date or Conversion hereof, Holder shall surrender the Note at the office of the Company or of any transfer agent for such Common Stock and shall give the Notice of Conversion to the Company. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note.

(d) Stock Certificates. Upon Conversion into common stock, the Company shall issue and deliver to Holder, or to Holder’s nominee or nominees, a certificate or certificates representing the number of shares of restricted common stock to which Holder shall be entitled as a result of Conversion as provided herein.

(e) No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person: (a) the right to vote or to consent or to receive notice as a shareholder with respect to meetings of shareholders of the Company or for any other matters on which shareholders are entitled to vote or receive notice, or (b) any other rights as a shareholder of the Company, and (c) no dividends shall be payable or accrued with respect to the Common Stock into which this Note is convertible, in all cases until, and only to the extent that, this Note shall have been converted into the Common Stock as provided in this Note.

(f) Adjustments for Reorganizations, Mergers, Reclassifications or Similar Events. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, merger, reclassification or otherwise, then the Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock of the Company deliverable upon Conversion of the Note shall have been entitled upon such reorganization, merger, reclassification or other event.

4. Unsecured Obligation. This Note represents an unsecured obligation of the Company. Notwithstanding the foregoing, this Note will rank pari passu with all other unsecured obligations of the Company with respect to right of payment and priority.

5. Restrictions on Company’s Shares.

(a) Holder hereby acknowledges and agrees that any shares of the Company’s common stock received under this Note will not have been registered with the Securities Exchange Commission (“SEC”), and are being acquired by reason of a specific exemption under the Securities Act as well as under certain state securities laws for transactions by an issuer not involving any public offering. Further, any disposition of the shares of the Company’s common stock may, under certain circumstances, be inconsistent with this exemption and may make the holder who disposes of such stock an “underwriter” within the meaning of the Securities Act. It is understood that the definition of “underwriter” focuses upon the concept of “distribution” and that any subsequent disposition of the subject common stock can only be effected in transactions that are not considered distributions

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(b) Holder hereby acknowledges and agrees that the shares of the Company’s common stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act of 1933, as amended (the “Act”), or an exemption from such registration is available. The Company is under no obligation to register its common stock under the Act. Further, if Rule 144 is available only routine sales of the Company’s common stock in limited amounts can be made in reliance upon Rule 144 in accordance with the terms and conditions of that rule.

(c) The certificate(s) representing the shares of the Company’s common stock will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

6. Events of Default, Acceleration and Remedies.

(a) Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Note:

i. Company fails to pay all or any portion of any amount due hereunder when the same becomes due and payable, whether at a stated payment date or by acceleration, and such failure continues for ten days following Company’s receipt of Holder’s written notice of such failure; or

ii. any representation or warranty made herein is false in any material respect on the date as of which it is made or as of which the same is to be effective; or

iii. Company fails to comply with any term, covenant or agreement contained herein subject to any applicable grace period or cure period; or

iv. Company becomes insolvent or fails generally to pay debts as they become due; or

v. the taking of action by Company to become the subject of proceedings under the United States Bankruptcy Code; or the execution by Company of a petition to become a debtor under the United States Bankruptcy Code; or the entry of an order for relief under the United States Bankruptcy Code against Company; or Company making an assignment for the benefit of creditors; or Company consenting to the appointment of a custodian, receiver, trustee or other officer with similar powers for it, or for any substantial part of its property; or adjudicating of Company as insolvent; or

vi. if any Governmental Authority of competent jurisdiction shall enter an order appointing, without consent of Company, as applicable, a custodian, receiver, trustee or other officer with similar powers with respect to Company, or with respect to any substantial part of Company’s property, or if an order for relief relating to Company shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Company, or if any petition for any such relief shall be filed against Company and such petition shall not be dismissed or stayed within 60 days; or

vii. Any breach, violation, or default shall occur under any of the other Related Documents and shall continue beyond any applicable notice and cure period set forth therein.

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(b) Acceleration. Upon the occurrence of:

i. any Bankruptcy Default, the unpaid principal balance of the Loan and all accrued and unpaid interest thereon at that time outstanding automatically shall mature and become due, and

ii. any other Event of Default, Holder, at any time, at its option, and without notice or demand, may declare the outstanding principal amount of the Loan and all accrued and unpaid interest thereon, due and payable, whereupon such amounts immediately shall mature and become due and payable, all without presentment, protest or notice, all of which hereby are waived.

(c) Remedies. Upon the occurrence of any Event of Default, Holder, at its option, may enforce or cause to be enforced any of the rights or remedies accorded to Holder at equity or law, by virtue of this Note, by statute or otherwise.

7. Losses, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to the Company, the Company shall make and deliver a new Note that shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original Issue Date of this Note (and any successor hereto) and dated as of such cancellation, in lieu of this Note.

8. Miscellaneous.

(a) Waivers. Borrower expressly hereby waives presentment for payment, protest and demand and notice of protest, demand, dishonor, nonpayment, intent to accelerate and acceleration of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of Borrower.

(b) Modifications. This Note may only be amended by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

(c) Assignment. Subject to restrictions on resale imposed by state and federal securities laws, Holder may assign this Note or any of the rights, interests or obligations hereunder, by operation of law or otherwise, in whole or in part, to any person or entity so long as such assignee agrees to be bound by the terms and conditions of the Note. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations are assigned shall have and exercise all of Holder’s rights, interests and obligations hereunder as if such person or entity were the original holder of this Note.

(d) Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which shall remain binding and enforceable to the Company and the Holder.

(e) No Fractional Units or Scrip. No fractional shares or scrip representing fractional units shall be issued upon the Conversion of this Note. In lieu of any fractional shares to which Holder otherwise would be entitled, the Company shall make a cash payment equal to the Conversion Price then in effect multiplied by such fraction.

(f) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the Issue Date of any Note for which this Note is issued in replacement. This Note shall be binding on any successor or assign of the Company.

(g) Compliance With Usury Laws. The Company and Holder intend to comply with all applicable usury laws. In fulfilling this intention, all agreements between the Company and Holder are expressly limited so that the amount of interest paid or agreed to be paid to the Holder for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

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If for any reason the law shall prohibit a payment of any amount required under this Note, then the obligation shall be reduced to the maximum allowable by such law. If for any reason Holder receives as interest an amount that would exceed the highest lawful rate, then the amount that would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between the Company and Holder, then this provision shall control.

(h) Legal Representation. Holder agrees and represents that such party has been represented by such party’s own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party’s own legal counsel prior to the execution of this Agreement.

(i) Restrictions. Holder acknowledges that all shares of common stock acquired upon the Conversion of this Note shall be subject to restrictions on resale imposed by applicable state and federal securities laws.

(j) Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of Delaware. The courts of Arizona shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with this Note. Accordingly, any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the courts of Arizona.

(j) Jury Waiver. BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

(k) Submission to Jurisdiction; Service of Process. ALL JUDICIAL PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS NOTE OR ANY OBLIGATIONS HEREUNDER MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MARICOPA COUNTY OR THE FEDERAL COURT FOR THE DISTRICT OF ARIZONA (PHOENIX). BY EXECUTING AND DELIVERING THIS NOTE, BORROWER IRREVOCABLY:

(a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS SET FORTH IN THE INTRODUCTORY PARAGRAPH OF THIS NOTE;

(d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(e) AGREES THAT LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Ammo, Inc. has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized.

The “Company”

AMMO, INC.
a Delaware corporation

	By:	Fred Wagenhals
	Its:	Chief Executive Officer

Accepted and Agreed to:

“Holder”

Signature

Address:

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NOTICE OF CONVERSION

Ammo, Inc.

Attn: Fred Wagenhals

7681 E. Gray Road,

Scottsdale, Arizona 85260

This Notice is provided to inform you that the Ammo, Inc., a Delaware corporation (the “Company”) irrevocably elects to convert the 8% Unsecured Convertible Promissory Note (the “Note”), as provided in Section 3 of the Note, effective as of the date written below.

The Conversion Price of the Note shall be determined in accordance with Section 3(b). The number of shares to which the undersigned will be entitled shall be determined by dividing (i) the principal and accrued interest on this Note set forth below by (ii) the Conversion Price.

Effective as of the Conversion Date, the Note is cancelled and terminated as to the amount of the principal and interest set forth below. The undersigned will receive a stock certificate of Ammo, Inc. representing the number of shares of stock into which the Company’s common stock is converted.

Date:________________
Signature

Print Name

Principal amount:___________________	Address:

Accrued interest:____________________
_________________________________
Total Conversion Shares to be issued: ______________

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